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                                EATON CORPORATION
                         2006 ANNUAL REPORT ON FORM 10-K
                                   ITEM 15(B)
                                   EXHIBIT 21
                        SUBSIDIARIES OF EATON CORPORATION

Eaton is publicly held and has no parent corporation. Eaton's subsidiaries as of December 31, 2006 and the state or country in which each was organized are as follows:

Consolidated subsidiaries (A)                                    Where Organized
-----------------------------                                    ---------------
Eaton MDH Company Inc.                                           California
Eaton Aerospace HiTemp Inc.                                      Colorado
Aeroquip International Inc.                                      Delaware
Eaton Administration Corporation                                 Delaware
Eaton Aerospace LLC                                              Delaware
Eaton Asia Investments Corporation                               Delaware
Eaton Aviation Corporation                                       Delaware
Eaton Aviation Products Corporation                              Delaware
Eaton Electrical de Puerto Rico Inc.                             Delaware
Eaton Electrical Inc.                                            Delaware
Eaton Filtration LLC                                             Delaware
Eaton Hydraulics Inc.                                            Delaware
Eaton International Corporation                                  Delaware
Eaton MDH Limited Partnership                                    Delaware
Eaton Nocadoli Holding LLC                                       Delaware
Eaton USEV Holding Company                                       Delaware
ERC Corporation                                                  Delaware
Intelligent Switchgear Organization LLC                          Delaware
Modern Molded Products, Inc.                                     Delaware
Tractech Holdings Inc.                                           Delaware
Tractech Inc.                                                    Delaware
U.S. Engine Valve                                                Delaware
Vickers International Inc.                                       Delaware
Eaton Aeroquip Inc.                                              Michigan
Eaton Inoac Company                                              Michigan
Aeroquip-Vickers, Inc.                                           Ohio
Eaton Electrical IDT Inc.                                        Ohio
Eaton Leasing Corporation                                        Ohio
Eaton Power Quality S.A.                                         Argentina
Eaton Electric Systems Pty. Ltd.                                 Australia
Eaton Finance G.P.                                               Australia
Eaton Finance Pty. Ltd.                                          Australia
Eaton Industries Pty. Ltd.                                       Australia
Eaton Power Quality Pty. Ltd.                                    Australia
Eaton Pty. Ltd.                                                  Australia
Vickers Systems Pty. Ltd.                                        Australia
Eaton Holding G.m.b.H.                                           Austria
Aeroquip Ltd.                                                    Barbados
Aeroquip-Vickers Assurance Ltd.                                  Barbados
Eaton Holding Srl                                                Barbados
Eaton Filtration, BVBA                                           Belgium
Aeroquip-Vickers International Inc.                              Bermuda
Eaton Services Limited                                           Bermuda
Saturn Insurance Company Ltd.                                    Bermuda
Aeroquip do Brasil, Ltda.                                        Brazil
Eaton Ltda.                                                      Brazil
Eaton Power Solutions Ltda.                                      Brazil
Senyuan International Holdings Limited                           Cayman Islands
Team Achieve Investments Limited                                 British Virgin Islands
Winner Hydraulics Ltd.                                           British Virgin Islands
Aeroquip-Vickers Canada, Inc.                                    Canada
Eaton ETN Offshore, Company                                      Canada
Eaton Power Quality, Company                                     Canada
Eaton Yale, Company.                                             Canada
Cutler-Hammer Company                                            Cayman Islands
Cutler-Hammer Electrical Company                                 Cayman Islands
Cutler-Hammer Industries Ltd.                                    Cayman Islands

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
Eaton Holding III Limited                                        Cayman Islands
Georgetown Financial Services Ltd.                               Cayman Islands
Senyuan International Holdings Limited                           Cayman Islands
Changzhou Lanling Electrical Co., ltd.                           China
Changzhou Senyuan Switch Co. Ltd.                                China
Eaton (China) Investments Co., Ltd.                              China
Eaton Electrical (Suzhou) Co., Ltd.                              China
Eaton Fast Gear (Xi'an) Co., Ltd.                                China
Eaton Filtration (Shanghai) Co. Ltd.                             China
Eaton Fluid Power (Jining) Co., Ltd.                             China
Eaton Fluid Power (Shanghai) Co., Ltd.                           China
Eaton Hydraulics Systems (Jining) Co. Ltd.                       China
Eaton Industries (Shanghai) Co. Ltd                              China
Eaton Power Quality (Shanghai) Company Ltd.                      China
Eaton Senstar Automotive Fluid Connectors (Shanghai) Co., Ltd.   China
Eaton Truck and Bus Components (Shanghai) Company, Ltd.          China
Hangzhou Eaton Power Quality Co., Ltd.                           China
Nkt Electrical Components (Changzhou) Co., Ltd.                  China
Shanghai Eaton Engine Components Company, Ltd.                   China
Eaton Electrical S.A.                                            Costa Rica
Eaton Industries s.r.o.                                          Czech Republic
Eaton Electric ApS                                               Denmark
Eaton Holec, OY                                                  Finland
Eaton Power Quality Oy                                           Finland
Eaton Aviation SAS                                               France
Eaton Power Quality S.A.                                         France
Eaton Power Solutions SAS                                        France
Eaton SAS                                                        France
Eaton Technologies S.A.                                          France
Eaton Automotive G.m.b.H.                                        Germany
Eaton Filtration G.m.b.H.                                        Germany
Eaton Fluid Connectors G.m.b.H                                   Germany
Eaton Fluid Power G.m.b.H.                                       Germany
Eaton Holding G.m.b.H.                                           Germany
Eaton Holding Investments G.m.b.H & Co. KG                       Germany
Eaton Power Quality G.m.b.H                                      Germany
Eaton Filtration Holdings G.m.b.H.                               Germany
Eaton Filtration Limited                                         Hong Kong
Eaton Power Quality Limited                                      Hong Kong
Team Billion Investment Limited                                  Hong Kong
Vickers Systems Limited                                          Hong Kong
Eaton Industries Private Ltd.                                    India
Eaton Power Quality Private Limited                              India
Vickers Systems International Ltd.                               India
PT Fluid Sciences Batam                                          Indonesia
Eaton Automotive Ltd.                                            Ireland
Tractech (Ireland) Limited                                       Ireland
Eaton Fluid Power Srl                                            Italy
Eaton Srl                                                        Italy
Eaton Filtration Ltd.                                            Japan
Eaton Fluid Power Limited                                        Japan
Eaton Japan Co., Ltd.                                            Japan
Eaton Holding S.a r.l.                                           Luxembourg
Eaton Holding II S.a.r.l.                                        Luxembourg
Eaton Holding III S.a.r.l.                                       Luxembourg
Eaton Electric Manufacturing Holdings Sdn. Bhd.                  Malaysia
Eaton Electric Switchgear Sdn. Bhd.                              Malaysia
Aeroquip de Mexico S. de R.L. de C.V.                            Mexico
Eaton Controls, S. de R.L. de C.V.                               Mexico
Eaton Electrical Mexicana S. de R.L. de C.V.                     Mexico
Eaton Finance, S. de R.L. de C.V.                                Mexico
Eaton Industries S. de R.L. de C.V.                              Mexico
Eaton Molded Products S. de R.L. de C.V.                         Mexico
Eaton Power Solutions, S. de R.L. de C.V.                        Mexico
Eaton Truck Components, S. de R.L. de C.V.                       Mexico
Eaton Automotive S. de R.L. de C.V.                              Mexico
Operaciones de Maquila de Juarez S. de R.L. de C.V.              Mexico
Eaton Automotive B.V.                                            Netherlands

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
Eaton B.V.                                                       Netherlands
Eaton C.V.                                                       Netherlands
Eaton Electric B.V.                                              Netherlands
Eaton Holding B.V.                                               Netherlands
Eaton Holding I B.V.                                             Netherlands
Eaton Holding II B.V.                                            Netherlands
Eaton Holding III B.V.                                           Netherlands
Eaton Holding IV B.V.                                            Netherlands
Eaton Holding International I B.V.                               Netherlands
Eaton International B.V.                                         Netherlands
Hydrowa B.V.                                                     Netherlands
Eaton Finance N.V.                                               Netherlands Antilles
Eaton Power Quality Company                                      New Zealand
Vickers Systems Limited                                          New Zealand
Eaton Automotive Components Spolka z o.o.                        Poland
Eaton Automotive Spolka z o.o.                                   Poland
Eaton Automotive Systems Spolka z o.o.                           Poland
Eaton Truck Components Spolka z o.o.                             Poland
Eaton Madeira SGPS Ltd.                                          Portugal
Aeroquip Singapore Pte. Limited                                  Singapore
Eaton Filtration Pte. Ltd.                                       Singapore
Vickers Systems Asia Pacific Pte. Ltd.                           Singapore
Aeroquip (South Africa) Pty. Ltd.                                South Africa
Eaton Truck Components (Pty.) Limited                            South Africa
Eaton Automotive Controls Limited                                South Korea
Eaton Limited                                                    South Korea
Aeroquip Iberica S.L.                                            Spain
Eaton S.L.                                                       Spain
Productos Eaton Livia S.L.                                       Spain
Eaton Holec, AB                                                  Sweden
Eaton Power Quality AB                                           Sweden
Eaton Industries Manufacturing G.m.b.H.                          Switzerland
Modern Molded Products Limited                                   Taiwan
Rubberon Technology Corporation Limited                          Thailand
Eaton Aerospace Limited                                          United Kingdom
Eaton Electric, Ltd                                              United Kingdom
Eaton Filtration Limited                                         United Kingdom
Eaton Holdings, Ltd                                              United Kingdom
Eaton Industries Limited                                         United Kingdom
Eaton, Ltd                                                       United Kingdom
Eaton LP                                                         United Kingdom
Eaton Power Quality Ltd.                                         United Kingdom
Eaton Power Solutions Ltd.                                       United Kingdom
Ultronics, Ltd.                                                  United Kingdom
Eaton Electrical, S.A.                                           Venezuela

(A) Other Eaton subsidiaries, many inactive, are not listed above. If considered in the aggregate, they would not be material.